Exhibit 15(b)
LEHMAN BROTHERS FUNDS, INC.

AMENDED AND RESTATED
SERVICES AND DISTRIBUTION PLAN



	This Services and Distribution Plan (the "Plan") is adopted in accordance with Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"), by Lehman Brothers Funds, Inc., a corporation organized under the laws of the State of Maryland (the "Company"), with respect to those classes (each, a "Class") of its investment portfolios (each, a "Fund") listed in Appendix A, as amended from time to time, subject to the following terms and conditions:

	Section 1.  Annual Fees.

	(a) Service Fee. Each Fund will pay to the distributor of its shares, Lehman Brothers Incorporated, a corporation organized under the laws of the State of Delaware (the "Distributor"), on behalf of each Class of such Fund (other than Premier Shares, Class W Shares, Investment Shares, CDSC Shares and Global Clearing Shares, where applicable), a service fee under the Plan at the annual rate of 0.25% of the average daily net assets of such Fund attributable to each such Class (the "Service Fee").

	(b) Distribution Fee. In addition to the Service Fee, each Fund will pay to the Distributor, on behalf of each Class of such Fund, a distribution fee under the Plan at the annual rate set forth opposite the name of such Class on Appendix A hereto of the average daily net assets of such Fund attributable to each such Class (the "Distribution Fee").

	(c) Payment of Fees. The Service Fee and Distribution Fee will be calculated daily and paid monthly by each Fund with respect to each Class at the annual rates indicated above. The Distributor may make payments to assist in the distribution of all classes of shares of the Funds out of any portion of any fee paid to the Distributor or any of its affiliates by a Fund, its past profits or any other sources available to it.

	Section 2.  Expenses Covered by the Plan.

	(a) The Service Fee payable with respect to Select Shares is in return for certain administrative and shareholder services provided by the Distributor to the institutional investors that purchase Select Shares. Such administrative and shareholder services may include processing purchase, exchange and redemption requests from customers and placing orders with the Fund's transfer agent; processing dividend and distribution payments from the Fund on behalf of customers; providing information periodically to customers showing their positions in shares; responding to inquiries from customers concerning their investment in shares; arranging for bank wires; and providing such other similar services as may be reasonably requested.

	The Distributor may retain all or a portion of the payments made to it pursuant to the Plan for the provision of services to holders of each Fund's Select Shares pursuant to Shareholder Servicing Agreements entered into by the Distributor in its sole discretion and may make payments to third parties to assist in providing the services provided to the Select Shares of each Fund. The Distributor may waive receipt of fees under the Plan for a period of time. All expenses incurred by the Company in connection with the Shareholder Servicing Agreements and the implementation of this Plan with respect to the Select Shares of a Fund shall be borne entirely by the holders of that Class of shares of the Fund.

	(b) The Distribution Fee with respect to a Fund may be used by the Distributor to cover advertising, marketing and distribution expenses intended to result in the sale of the Fund's shares, including, without limitation, compensation for the Distributor's initial expense of paying its investment representatives or introducing brokers a commission upon the sale of the Fund's shares and accruals for interest on the amount of the foregoing expenses that exceed the Distribution Fee and if applicable, the contingent deferred sales charge received by the Distributor. In addition, the Service Fee with respect to a Fund may be used by the Distributor primarily to pay its financial consultants or introducing brokers for servicing shareholder accounts, including a continuing fee to each such financial consultant or introducing broker, which fee shall begin to accrue immediately after the sale of such shares.

	(c) The amount of the Distribution Fee and Service Fee payable by any Fund under Section 1 hereof is not related directly to expenses incurred by the Distributor and this Section 2 does not obligate a Fund to reimburse the Distributor for such expenses. The Distribution Fee and Service Fee set forth in Section 1 will be paid by a Fund to the Distributor unless and until the Plan is terminated or not renewed with respect to a Fund or Class thereof, and any distribution or service expenses incurred by the Distributor on behalf of a Fund in excess of payments of the Distribution and Service Fees specified in
Section 1 hereof which the Distributor has accrued through the termination date are the sole responsibility and liability of the Distributor and not an obligation of a Fund.

	Section 3.  Approval of Shareholders.

	The Plan will not take effect with the respect to a particular Class of a Fund, and no fee will be payable in accordance with Section 1 of the Plan, until the Plan has been approved by a vote of at least a majority of the outstanding voting securities of such Class.

	Section 4.  Approval of Directors.

	Neither the Plan nor any related agreements will take effect with respect to a Class of a Fund until approved by a majority of both (a) the full Board of Directors of the Company and (b) those Directors who are not interested persons of the Company and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to it (the "Independent Directors"), cast in person at a meeting called for the purpose of voting on the Plan and the related agreements.

	Section 5.  Continuance of the Plan.

	The Plan will continue in effect from year to year with respect to each Class of a Fund, so long as its continuance is specifically approved at least annually by the vote of the Company's Board of Directors in the manner described in Section 4 above.

	Section 6.  Termination.

	The Plan may be terminated with respect to a Class of a Fund at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities (as so defined) of such Class of such Fund or by a vote of the Independent Directors, in any such event on sixty days' notice to the Distributor. The Plan may remain in effect with respect to a particular Class of a Fund even if the Plan has been terminated in accordance with this Section 6 with respect to any other Class of the Fund or of any other Fund.

	Section 7.  Amendments.

	The Plan may not be amended with respect to a Class of a Fund so as to increase materially the amounts of the fees described in Section 1 above, unless the amendment is approved by a vote of the holders of at least a majority of the outstanding voting securities of such Class of such Fund. No material amendment to the Plan may be made unless approved by the Company's Board of Directors in the manner described in Section 4 above.

	Section 8.  Selection of Certain Directors.

	While the Plan is in effect, the selection and nomination of the Company's Directors who are not interested persons of the Company will be committed to the discretion of the Directors then in office who are not interested persons of the Company.

	Section 9.  Written Reports.

	In each year during which the Plan remains in effect, a person authorized to direct the disposition of monies paid or payable by a Fund with respect to a Class pursuant to the Plan or any related agreement will prepare and furnish to the Company's Board of Directors, and the Board will review, at least quarterly, written reports complying with the requirements of the Rule which set out the amounts expended under the Plan and the purposes for which those expenditures were made.

	Section 10.  Preservation of Materials.

	The Company will preserve copies of the Plan, any agreement relating to the Plan and any report made pursuant to Section 9 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

	Section 11.  Meanings of Certain Terms.

	As used in the Plan, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the 1940 Act and the rules and regulations under the 1940 Act, subject to any exemption that may be granted to the Company under the 1940 Act by the Securities and Exchange Commission.

	Section 12.  Filing of Articles of Incorporation.

	The Company represents that a copy of its Amended Articles of Incorporation, as amended from time to time (the "Articles of Incorporation"), is on file with the Secretary of the State of Maryland.

	Section 13.  Limitation of Liability.

	The obligations of the Company under this Plan will not be binding upon any of the Directors of the Company, shareholders of the Funds, nominees, officers, employees or agents, whether past, present or future, of the Company, individually, but are binding only upon the assets and property of the Funds, as provided in the Articles of Incorporation. The execution and delivery of this Plan have been authorized by the Directors of the Company, and signed by an authorized officer of the Company, acting as such, and neither the authorization by the Directors nor the execution and delivery by the officer will be deemed to have been made by any of them individually or to impose any liability on any of them personally, but will bind only the property of the Funds as provided in the Articles of Incorporation. No Fund or Class will be liable for any claims against any other Fund or Class.

	Section 14.  Effective Dates.

	The Plan will become effective with respect to each Class of a Fund upon the date such Fund first commences its investment operations.



	Section 15.  Governing Law.

	This Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

						LEHMAN BROTHERS FUNDS, INC.

						By:	/s/ Andrew Gordon
							Name: Andrew Gordon
							Title: President

Dated: February 1, 1995


APPENDIX A





Name of Fund




Name of Class
Distribution Fee
(expressed as an
annual rate of the
average daily net
assets of the Fund
attributable to that
Class)


Lehman Mexican Growth
and Income Portfolio

(the only existing
class)
	0.75%

Lehman Latin America
Dollar Income Portfolio

(the only existing
class)
	0.50%

Lehman Selected Growth
Stock Portfolio

(the only existing
class)
	0.75%

Lehman Brothers Municipal
Income Fund

Class A
	0.00%

Lehman Brothers Municipal
Income Fund

Class B
	0.50%

Lehman Brothers Municipal
Income Fund

Class C
	0.50%

Lehman Brothers Municipal
Income Fund

Class W
	0.00%

Lehman Brothers Municipal
Income Fund

Select Shares
	0.00%

Lehman Brothers Municipal
Income Fund

Premier Shares
	0.00%

Lehman Brothers Daily
Income Fund

Class A
	0.00%

Lehman Brothers Daily
Income Fund

Class B
	0.50%

Lehman Brothers Daily
Income Fund

Class C
	0.50%

Lehman Brothers Daily
Income Fund

Class W
	0.00%

Lehman Brothers Daily
Income Fund

Select Shares
	0.00%

Lehman Brothers Daily
Income Fund

Premier Shares
	0.00%

Lehman Brothers Global
Emerging Markets Bond Fund

Class A
	0.00%

Lehman Brothers Global
Emerging Markets Bond Fund

Class B
	0.75%

Lehman Brothers Global
Emerging Markets Bond Fund

Class C
	0.75%

Lehman Brothers Global
Emerging Markets Bond Fund

Class W
	0.00%

Lehman Brothers Global
Emerging Markets Bond Fund

Select Shares
	0.00%

Lehman Brothers Global
Emerging Markets Bond Fund

Premier Shares
	0.00%

Lehman Brothers Municipal
Bond Fund

Class A
	0.00%

Lehman Brothers Municipal
Bond Fund

Class B
	0.50%

Lehman Brothers Municipal
Bond Fund

Class C
	0.50%

Lehman Brothers Municipal
Bond Fund

Class W
	0.00%

Lehman Brothers Municipal
Bond Fund

Select Shares
	0.00%

Lehman Brothers Municipal
Bond Fund

Premier Shares
	0.00%

Lehman Brothers Large
Capitalization U.S. Equity
Fund

Class A
	0.00%

Lehman Brothers Large
Capitalization U.S. Equity
Fund

Class B
	0.75%

Lehman Brothers Large
Capitalization U.S. Equity
Fund

Class C
	0.75%

Lehman Brothers Large
Capitalization U.S. Equity
Fund

Class W
	0.00%

Lehman Brothers Large
Capitalization U.S. Equity
Fund

Select Shares
	0.00%

Lehman Brothers Large
Capitalization U.S. Equity
Fund

Premier Shares
	0.00%

Lehman Brothers
International
Equity Fund

Class A
	0.00%

Lehman Brothers
International
Equity Fund

Class B
	0.75%

Lehman Brothers
International
Equity Fund

Class C
	0.75%

Lehman Brothers
International
Equity Fund

Class W
	0.00%

Lehman Brothers
International
Equity Fund

Select Shares
	0.00%

Lehman Brothers
International
Equity Fund

Premier Shares
	0.00%

Lehman Brothers
International
Bond Fund

Class A
	0.00%

Lehman Brothers
International
Bond Fund

Class B
	0.50%

Lehman Brothers
International
Bond Fund

Class C
	0.50%

Lehman Brothers
International
Bond Fund

Class W
	0.00%

Lehman Brothers
International
Bond Fund

Select Shares
	0.00%

Lehman Brothers
International
Bond Fund

Premier Shares
	0.00%

Lehman Brothers Global
Emerging Markets Equity
Fund

Class A
	0.00%

Lehman Brothers Global
Emerging Markets Equity
Fund

Class B
	0.75%

Lehman Brothers Global
Emerging Markets Equity
Fund

Class C
	0.75%

Lehman Brothers Global
Emerging Markets Equity
Fund

Class W
	0.00%

Lehman Brothers Global
Emerging Markets Equity
Fund

Select Shares
	0.00%

Lehman Brothers Global
Emerging Markets Equity
Fund

Premier Shares
	0.00%

Lehman Brothers New York
Municipal Bond Fund

Class A
	0.00%

Lehman Brothers New York
Municipal Bond Fund

Class B
	0.50%

Lehman Brothers New York
Municipal Bond Fund

Class C
	0.50%

Lehman Brothers New York
Municipal Bond Fund

Class W
	0.00%

Lehman Brothers New York
Municipal Bond Fund

Select Shares
	0.00%

Lehman Brothers New York
Municipal Bond Fund

Premier Shares
	0.00%

Lehman Brothers High-Grade
Fixed Income Fund

Class A
	0.00%

Lehman Brothers High-Grade
Fixed Income Fund

Class B
	0.50%

Lehman Brothers High-Grade
Fixed Income Fund

Class C
	0.50%

Lehman Brothers High-Grade
Fixed Income Fund

Class W
	0.00%

Lehman Brothers High-Grade
Fixed Income Fund

Select Shares
	0.00%

Lehman Brothers High-Grade
Fixed Income Fund
Premier Shares
	0.00%












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Name of Fund




Name of Class
Distribution Fee
(expressed as an annual
rate of the average daily
net assets of the Fund
attributable to that Class)




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